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                                                                   EXHIBIT 23.1


                        CONSENT OF ARTHUR ANDERSEN LLP


     As independent certified public accountants, we hereby consent to the incorporation by reference of our report dated January 29, 1998 on the financial statements of SportsLine USA, Inc. into the Company's registration statements on Form S-8 (registration nos. 333-46021, 333-46023 and 333-46029).




ARTHUR ANDERSEN LLP


Fort Lauderdale, Florida,
 March 18, 1998.